Virtus ETF Trust II 485BPOS

Exhibit 99.(h)(1)(c)

EXECUTION

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment effective as of October 28, 2025 (“Effective Date”) is by and between VIRTUS ETF TRUST II (the “Trust”) and THE BANK OF NEW YORK MELLON (“BNY”).

BACKGROUND:

A.	The Trust and BNY are parties to a Fund Administration and Accounting Agreement dated as of December 17, 2015, as amended (the “Agreement”) relating to BNY’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)  The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

EXECUTION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

VIRTUS ETF TRUST II
On behalf of its Series identified on Exhibit A to the Agreement

By:	/s/ Patrick Bradley
Name:	Patrick Bradley
Title:	EVP
10/28/2025

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President
Oct 28, 2025

EXECUTION

EXHIBIT A

SERIES

Virtus Seix Senior Loan ETF

Virtus Terranova U.S. Quality Momentum ETF

Virtus Newfleet ABS/MBS ETF

Virtus Duff & Phelps Clean Energy ETF

Virtus Stone Harbor Emerging Markets High Yield Bond ETF

Virtus Newfleet Short Duration Core Plus Bond ETF

Virtus Newfleet Short Duration High Yield Bond ETF

Virtus AlphaSimplex Managed Futures ETF

Virtus KAR Mid-Cap ETF

Virtus Seix AAA Private Credit CLO ETF

Virtus AlphaSimplex Global Macro ETF

Virtus Stone Harbor International Bond ETF

Virtus IG Public & Private Credit ETF

Virtus U.S. Dividend ETF

Virtus International Dividend ETF

Virtus Emerging Markets Dividend ETF

 3